Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 19, 2010

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Re: Offer to Exchange shares of Terra Industries Inc.

Ladies and Gentlemen:

We have acted as United States tax counsel to CF Industries Holdings, Inc., a Delaware corporation (“CF Holdings”) in connection with its offer (the “Offer”) to exchange shares of its common stock and cash for shares of common stock of Terra Industries Inc., a Maryland corporation, as described in the Prospectus/Offer to Exchange dated March 19, 2010 (the “Prospectus”). This opinion is being delivered in connection with the Prospectus that was included in Amendment No. 1 to the Registration Statement of CF Holdings on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus, the Registration Statement and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In rendering our opinion, we have participated in the preparation of the Prospectus and the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, assumptions and representations set forth therein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Offer and the second-step merger will be consummated in the manner contemplated by the Prospectus and the Registration Statement. In addition, we have relied upon statements and representations of the officers and other representatives of CF Holdings and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

CF Industries Holdings, Inc.

March 19, 2010

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, statements, representations, or assumptions upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations contained herein or in the Prospectus, we hereby confirm that, although the discussion set forth in the Prospectus under the heading “Material Federal Income Tax Consequences to U.S. Holders” does not purport to discuss all possible United States federal income tax consequences of the Offer to holders, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Offer under current United States federal income tax law.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Offer or of any transactions related thereto or contemplated by the Prospectus. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

In accordance with the requirements of Item 601(b)(23) under the Securities Act, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the headings “Material Federal Income Tax Consequences to U.S. Holders” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP